UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2019

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York	13203
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the to use the extended transition period for complying with any new or revised financial accounting registrant has elected not standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Merger Agreement

On February 19, 2019, Carrols Restaurant Group, Inc. (“Carrols”), Carrols Holdco Inc., a wholly owned subsidiary of Carrols (“NewCRG”), GRC MergerSub Inc., a wholly owned subsidiary of NewCRG (“Carrols Merger Sub”), and GRC MergerSub LLC, a wholly owned subsidiary of NewCRG (“Carrols CFP Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cambridge Franchise Partners, LLC (“CFP”), Cambridge Franchise Holdings, LLC, a wholly owned subsidiary of CFP (“Cambridge Holdings”), and New CFH, LLC, a wholly owned subsidiary of Cambridge Holdings (“New CFH”), pursuant to which Carrols has agreed to purchase the business of the subsidiaries of Cambridge Holdings, which includes 166 Burger King® restaurants, 55 Popeyes® restaurants, six convenience stores and certain real property through (i) a merger of Carrols Merger Sub and Carrols with Carrols as the surviving entity which will result in Carrols becoming a wholly-owned subsidiary of NewCRG (the “Holding Company Reorganization”) and (ii) the merger of Carrols CFP Merger Sub and New CFH with New CFH as the surviving entity (the “Cambridge Merger” and, together with the Holding Company Reorganization, the “Mergers”), in consideration of shares of common stock, par value $0.01 per share of NewCRG (“NewCRG Common Stock”) equal to 19.9% of the outstanding shares of NewCRG Common Stock calculated immediately prior to the issuance of NewCRG Common Stock to Cambridge Holdings (the “NewCRG Investor Shares”) and 10,000 shares of Series C Convertible Preferred Stock, per value $0.01 per share, of NewCRG (the “NewCRG Series C Preferred Stock”). The consummation of the Cambridge Merger is subject to certain conditions, including, among other things (a) the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (“HSR Approval”), (b) the effectiveness of the Registration Statement (as defined below) relating to the Holding Company Reorganization, (c) approval for listing on the NASDAQ Stock Market LLC (“NASDAQ”) of the shares of NewCRG Common Stock and shares of NewCRG Common Stock that may be issuable upon conversion of the NewCRG Series C Preferred Stock, subject to official notice of issuance, (d) the receipt of third party consents, and (e) other customary closing conditions. The Merger Agreement may be terminated, among other things, (i) by mutual consent of Carrols and Cambridge Holdings, (ii) by Carrols or Cambridge Holdings upon a breach of a representation and warranty in the Merger Agreement by the other which has not been cured or (iii) if the closing of the transaction has not occurred on or prior to June 15, 2019. The Merger Agreement contains certain representations and warranties and covenants as specified therein, including such provisions as are customary for a transaction of this nature.

The foregoing description of the transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

NewCRG Series C Convertible Preferred Stock

In connection with the closing of the Cambridge Merger, NewCRG will issue to Cambridge Holdings, 10,000 shares of NewCRG Series C Preferred Stock pursuant to a Certificate of Designations (the “Certificate of Designations”) which will be filed with the Delaware Secretary of State immediately prior to the completion of the Mergers. The New CRG Series C Preferred Stock shall (i) accrue a dividend (the “Dividend”) of 9% per annum (accrued on a daily basis) that will be payable by increasing the Stated Value (as defined in the Certificate of Designations) per share of NewCRG Series C Preferred Stock every six months from the date of issuance (a “Dividend Payment Date”), provided that if the NewCRG Series C Preferred Stock is converted into NewCRG Common Stock prior to a Dividend Payment Date, any accrued and unpaid dividend since the date of the prior Dividend Payment Date shall be forfeited upon conversion, (ii) be subject to certain restrictions limiting the conversion of NewCRG Series C Preferred Stock and the issuance of shares of NewCRG Common Stock upon conversion (the “Issuance Restriction”), as further described below, (iii) be initially (on the Effective Time, as defined in the Merger Agreement) convertible into a number of shares of NewCRG Common Stock equal to the quotient of (1) the difference of (A) the Equity Consideration Amount and (B) the product of (x) the number of NewCRG Investor Shares and (y) 13.5 and (2) 13.5, subject to adjustment pursuant to certain anti-dilution provisions set forth in the Certificate of Designations and (iii) be automatically convertible into shares of NewCRG Common Stock upon Stockholder Approval (as defined below). The “Equity Consideration Amount” means the difference of (a) $200,000,000 and (b) the amount, if any, by which Net Debt (as defined in the Merger Agreement) exceeds $115,000,000. Pursuant to the Merger Agreement, the removal of the Issuance Restriction will be subject to obtaining the approval of NewCRG’s stockholders at its next annual meeting of stockholders to be held after the closing of the transaction or at subsequent meetings of stockholders, if necessary, until the approval of NewCRG’s stockholders is obtained (the “Stockholder Approval”). The NewCRG Series C Preferred Stock will rank senior to the NewCRG Common Stock and NewCRG’s Series B Convertible Preferred Stock with respect to (i) any voluntary or involuntary liquidation, dissolution or winding-up of NewCRG, (ii) the consummation of a merger or consolidation in which the stockholders of NewCRG prior to such transaction own less than a majority of the voting securities of (a) the entity surviving or resulting from such transaction or (b) if the surviving or resulting entity is a wholly owned subsidiary of another corporation or entity immediately following such transaction, the parent corporation or entity of such surviving or resulting entity, or (iii) the sale, distribution or other disposition of all or substantially all of NewCRG’s assets (on a consolidated basis). In addition, the NewCRG Series C Preferred Stock will receive dividends on an as converted basis without regard to the Issuance Restriction.

The prior consent of holders of at least a majority of the shares of NewCRG Series C Preferred Stock then outstanding is required to, among other things, (i) (A) authorize, create, designate, establish or issue an increased number of shares of NewCRG Series C Preferred Stock or any other class or series of capital stock ranking senior to or on parity with the NewCRG Series C Preferred Stock as to dividends or upon liquidation or (B) reclassifying any shares of NewCRG Common Stock into shares of capital stock having preference or priority as to dividends or upon liquidation senior to or on parity with such preference or priority of the NewCRG Series C Preferred Stock, (ii) amend the Certificate of Designations or (iii) amend NewCRG’s organizational documents in a manner adverse to the rights, powers or preferences of the NewCRG Series C Preferred Stock or holders of NewCRG Series C Preferred Stock in their capacity as such.

The foregoing description of the NewCRG Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Designations, which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Holding Company Reorganization

Pursuant to the Merger Agreement, immediately prior to the completion of the Cambridge Merger, Carrols will implement the Holding Company Reorganization, which will result in NewCRG owning all of the capital stock of Carrols. NewCRG will initially be a direct, wholly owned subsidiary of Carrols. Pursuant to the Holding Company Reorganization, Carrols Merger Sub, a newly formed entity and a direct, wholly owned subsidiary of NewCRG and an indirect, wholly owned subsidiary of Carrols, will merge with and into Carrols, with Carrols surviving as a direct, wholly owned subsidiary of NewCRG. Each share of Carrols common stock, par value $0.01 per share (“Carrols Common Stock”), issued and outstanding immediately prior to the Holding Company Reorganization will automatically be exchanged into an equivalent corresponding share of NewCRG Common Stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Carrols Common Stock being converted. Each share of Carrols Series B Convertible Preferred Stock, par value $0.01 per share (the “Carrols Series B Convertible Preferred Stock”), issued and outstanding immediately prior to the Holding Company Reorganization will automatically be exchanged into an equivalent corresponding share of NewCRG Series B Convertible Preferred Stock, par value $0.01 per share, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Carrols Series B Convertible Preferred Stock being converted. Accordingly, upon consummation of the Holding Company Reorganization, Carrols’ current stockholders will become stockholders of NewCRG.

The Holding Company Reorganization will be conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, which provides for the formation of a holding company through a merger without a vote of the stockholders of the constituent corporations. Effective upon the consummation of the Holding Company Reorganization, NewCRG will adopt an amended and restated certificate of incorporation and amended and restated bylaws that are identical to those of Carrols immediately prior to the consummation of the Holding Company Reorganization, except for the change of the name of the corporation as permitted by Section 251(g). Furthermore, the conversion will occur automatically without an exchange of stock certificates. Stock certificates previously representing shares of a class of Carrols stock will represent the same number of shares of the corresponding class of NewCRG stock after the Holding Company Reorganization. Each person entered as the owner in a book entry that, immediately prior to the Holding Company Reorganization, represented any outstanding shares of Carrols Common Stock shall be deemed to have received an equivalent number of shares of NewCRG Common Stock. Following the consummation of the Holding Company Reorganization, the name of NewCRG will be changed to “Carrols Restaurant Group, Inc.”, the name of Carrols will be changed to “Carrols Holdco Inc.”, and shares of NewCRG Common Stock will continue to trade on the NASDAQ Global Market under the Carrols’ symbol “TAST”.

Upon consummation of the Holding Company Reorganization, the directors and officers of New CRG will be the same individuals who are the directors and officers of Carrols immediately prior to the Holding Company Reorganization.

Area Development and Remodeling Agreement

Carrols LLC, an indirect wholly-owned subsidiary of Carrols, Carrols and Burger King Corporation (“BKC”) have entered into an Area Development and Remodeling Agreement (the “Area Development Agreement”) which will be subject to the closing of the transactions contemplated by the Merger Agreement, and effective and have a term commencing on, the date of the closing of the transactions contemplated by the Merger Agreement and ending on September 30, 2024. Pursuant to the Area Development Agreement, Burger King will assign to Carrols LLC its right of first refusal under its franchise agreements with its franchisees to purchase all of the assets of a Burger King restaurant or all or substantially all of the voting stock of the franchisee, whether direct or indirect, on the same terms proposed between such franchisee and a third party purchaser (the “ROFR”), in 16 states, which include Arkansas, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont and Virginia (subject to certain exceptions for certain limited geographic areas within certain states) (collectively, the “DMAs”) until the date that Carrols LLC has acquired more than an aggregate of 500 Burger King Restaurants. The continued assignment of the ROFR is subject to suspension or termination in the event of non-compliance by Carrols LLC with certain terms as set forth in the Area Development Agreement. In addition, pursuant to the Area Development Agreement, BKC will grant Carrols LLC franchise pre-approval (the “Franchise Pre-Approval”) to build new Burger King restaurants or acquire Burger King restaurants from Burger King franchisees in the DMAs until the date that Carrols LLC acquires, in the aggregate, more than 500 Burger King restaurants (“New Restaurant Growth”) inside or outside of the DMAs. The grant by BKC to Carrols LLC of Franchise Pre-Approval to develop new Burger King restaurants in the DMA’s is a non-exclusive right, subject to customary BKC franchise, site and construction approval as specified in the Area Development Agreement. Carrols LLC will pay BKC $3.0 million for the ROFR payable in equal quarterly payments.

Pursuant to the Area Development Agreement, Carrols LLC will agree to open, build and operate 200 new Burger King restaurants including 7 Burger King restaurants by September 30, 2019, 32 additional Burger King restaurants by September 30, 2020, 41 additional Burger King restaurants by September 30, 2021, 41 additional Burger King restaurants by September 30, 2022, 40 additional Burger King restaurants by September 30, 2023 and 39 additional Burger King restaurants by September 30, 2024, subject to and in accordance with the terms of the Area Development Agreement. In addition, Carrols LLC will agree to remodel or upgrade 748 Burger King restaurants to BKC’s Burger King of Tomorrow restaurant image, including 90 Burger King restaurants by September 30, 2019, 130 additional Burger King restaurants by September 30, 2020, 118 additional Burger King restaurants by September 30, 2021, 131 additional Burger King restaurants by September 30, 2022, 138 additional Burger King restaurants by September 30, 2023 and 141 additional Burger King restaurants by September 30, 2024, subject to and in accordance with the terms of the Area Development Agreement and which will include a contribution by BKC of $10 million to $12 million for upgrades of approximately 50 to 60 Burger King restaurants in 2019 and 2020 where BKC is the landlord on the lease for such Burger King restaurants owned and operated by Carrols LLC or an affiliate.

On October 1 of each year following the commencement date of the Area Development Agreement, Carrols LLC will pay BKC pre-paid franchise fees in the following amounts which will be applied to new Burger King restaurants opened and operated by Carrols LLC: (a) $350,000 on the commencement date of the Area Development Agreement, (b) $1,600,000 on October 1, 2019, (c) $2,050,000 on October 1, 2020, (d) $2,050,000 on October 1, 2021, (e) $2,000,000 on October 1, 2022 and (f) $1,950,000 on October 1, 2023.

The Area Development Agreement when effective, will supersede the Operating Agreement dated as of May 30, 2012, as amended, between Carrols LLC and BKC.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of Area Development Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Commitment Letter

In connection and concurrently with Carrols’ entry into the Merger Agreement, Carrols entered into a commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association (“Wells Fargo Bank”), and Wells Fargo Securities, LLC (“Wells Fargo Securities”), pursuant to which Wells Fargo Bank committed to provide $500.0 million in debt financing (the “Financing”) to NewCRG.

Pursuant to which and subject to the satisfaction or waiver of the conditions set forth in the Commitment Letter, Wells Fargo Bank has committed to provide to NewCRG, substantially contemporaneously with the consummation of the Mergers, senior secured credit facilities in an aggregate principal amount of $500.0 million, consisting of (i) a term loan B facility in an aggregate principal amount of $400.0 million (the “Term Loan B Facility”) and (ii) a revolving credit facility (including a sub-facility for standby letters of credit) in an aggregate principal amount of $100.0 million (the “Revolving Credit Facility” and, together with the Term Loan B Facility, the “Senior Credit Facilities”), all on the terms set forth in the Commitment Letter. Wells Fargo Securities will act as sole lead arranger and sole bookrunner for the Senior Credit Facilities.

The proceeds of the Term Loan B Facility will be used to refinance the existing indebtedness of (i) Carrols and (ii) New CFH and its subsidiaries, in each case, to the extent provided in the Commitment Letter (collectively, the “Refinancing”) and the payment of fees and expenses in connection with the transactions contemplated by the Merger Agreement and the Commitment Letter (the “Transactions”). The proceeds of the Revolving Credit Facility will be used to finance (i) the Refinancing, (ii) the payment of fees and expenses incurred in connection with the Transactions and (iii) ongoing working capital and for other general corporate purposes of NewCRG and its subsidiaries, including permitted acquisitions and required expenditures under development agreements.

Wells Fargo Securities intends to secure commitments for the Senior Credit Facilities from a syndicate of banks, financial institutions and other entities identified by Wells Fargo Securities in consultation with NewCRG. Notwithstanding the foregoing, the successful syndication of the Senior Credit Facilities does not constitute a condition precedent to the funding thereof.

Borrowings under the Senior Credit Facilities will bear interest, at NewCRG’s election, at a rate per annum equal to (i) the Base Rate (as defined in the Commitment Letter) plus 2.75% or (b) LIBOR (as defined in the Commitment Letter) plus 3.75%. The Financing also will be subject to certain fees, including arrangement fees, upfront fees, agent fees, unused commitment fees and mandatory prepayment premiums.

All borrowings under the Term Loan B Facility will be made in a single drawing on the closing date of the Mergers. Repayments and prepayments of the Term Loan B Facility may not be re-borrowed. Regularly scheduled principal payments will be required on the Term Loan B Facility, as set forth in the Commitment Letter. The Term Loan B Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the Term Loan B Facility with the remainder due on the Term Loan B Facility maturity date. The Term Loan B Facility will mature five years after the closing date, while the Revolving Credit Facility Loan will mature seven years after the closing date.

As contemplated by the Commitment Letter, loans under the Senior Credit Facilities may be prepaid and unused commitments under the Revolving Credit Facility may be reduced at any time, in whole or in part, at the option of the NewCRG, upon notice and in minimum principal amounts and in multiples to be agreed upon, without premium or penalty (except as set forth in the Commitment Letter). Any optional prepayment of the Term Loan B Facility or any incremental term loan facility will be applied as directed by NewCRG.

The Commitment Letter provides that subject to certain customary exceptions, exclusions, limitations and thresholds to be set forth in the definitive documentation related to the Senior Credit Facilities, (a) the Senior Credit Facilities will be guaranteed by each existing and subsequently acquired or formed direct and indirect material domestic restricted subsidiary of NewCRG (each a “Guarantor” and together with NewCRG, the “Credit Parties”), and (b) the obligations of the Credit Parties under the Senior Credit Facilities will be secured by first priority security interests in and liens on substantially all of the assets of the Credit Parties.

Once funded, the Senior Credit Facilities documentation will contain affirmative and negative covenants customarily applicable to senior secured credit facilities, including the requirement that the NewCRG and its subsidiaries maintain a maximum Total Net Leverage Ratio (as defined in the Commitment Letter) (such requirement, the “Financial Covenant”). The Commitment Letter provides that the Financial Covenant shall be solely for the benefit of the lenders under the Revolving Credit Facility such that a breach of the Financial Covenant will not constitute an event of default for purposes of the Term Loan B Facility (or any other facility, other than the Revolving Credit Facility), and the lenders under the Term Loan B Facility or any other facility (other than the Revolving Credit Facility) will not be permitted to exercise any remedies with respect to an uncured breach of the Financial Covenant until the date, if any, on which the commitments under the Revolving Credit Facility have been terminated or the loans thereunder have been accelerated as a result of such breach.

The obligation of Wells Fargo Bank to provide the Financing is subject to a number of conditions, including, among others, (i) the consummation of the Mergers substantially contemporaneously with the initial funding of the Senior Credit Facilities, (ii) the accuracy of certain representations and warranties in the Merger Agreement, as well as certain other specified representations of NewCRG that are customary for a loan facility of this type, (iii) execution and delivery of definitive documentation consistent with the Commitment Letter with respect to the Senior Credit Facilities, (iv) delivery of certain customary closing documents (including, among others, a customary solvency certificate), specified items of collateral and certain financial statements, all as more fully described in the Commitment Letter, (v) payment of applicable fees and expenses, (vi) receipt of one or more customary confidential information memoranda to be used for syndication of the Senior Credit Facilities and the expiration of a 15 business day period following delivery of such Confidential information memorandum, and (vii) that there has been no Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Registration Rights and Stockholders’ Agreement

Simultaneously with the closing of the Mergers, NewCRG and Cambridge Holdings will enter into a Registration Rights and Stockholders’ Agreement (the “Registration Rights and Stockholders’ Agreement”) pursuant to which NewCRG will agree to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the NewCRG Investor Shares, the shares of NewCRG Common Stock issuable upon conversion of the NewCRG Series C Preferred Stock (the “Conversion Common Stock”) and any shares of NewCRG Common Stock issued or issuable to the Investor with respect to the NewCRG Common Stock and the Conversion Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger consolidation or other reorganization (collectively, the “Registrable Shares”) upon written request of Cambridge Holdings at any time after the 24-month anniversary of the closing of the Mergers. The Registration Rights and Stockholders’ Agreement also provides that Cambridge Holdings may make up to three demands to register, in connection with an underwritten public offering of the Registrable Shares, for the resale of at least 33.3% of the Registrable Shares held by Cambridge Holdings at the time of such demand upon the written request by Cambridge Holdings at any time following the 24th month anniversary of the closing of the Mergers. The Registration Rights and Stockholders’ Agreement also provides that whenever NewCRG registers shares of NewCRG Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) (other than on a Form S-4 or Form S-8), then Cambridge Holdings will have the right as specified therein to register its shares of NewCRG Common Stock as part of that registration. The registration rights under the Registration Rights and Stockholders’ Agreement are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by Cambridge Holdings from an underwritten registration and the rights of BKC pursuant to a Registration Rights Agreement, dated as of May 30, 2012 between Carrols and BKC (and subject to certain rights of certain persons, including members of current and former management of Carrols that have piggyback registration rights). Except as otherwise provided, the Registration Rights Agreement requires NewCRG to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of the NewCRG Common Stock, stock transfer taxes and the expenses of Cambridge Holdings’ legal counsel in connection with the sale of the Registrable Shares, provided that NewCRG will pay the reasonable fees and expenses of one counsel for Cambridge Holdings up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. NewCRG will also agree to indemnify Cambridge Holdings against certain liabilities, including liabilities under the Securities Act.

For the period that is two years after the date of the Registration Rights and Stockholders’ Agreement, Cambridge Holdings may not, without the approval of a majority of the directors of NewCRG other than the Cambridge Directors (as defined below), directly or indirectly transfer any shares of NewCRG Series C Preferred Stock (or any securities convertible into or exercisable or exchangeable for any such shares), NewCRG Investor Shares (or any securities convertible into or exercisable or exchangeable for any such shares), or Conversion Common Stock (or any securities convertible into or exercisable or exchangeable for any shares) held by Cambridge Holdings provided that such transfer restriction will not apply to (i) any transfer of Cambridge Holdings Shares or Conversion Common Stock yielding up to $6.0 million in gross aggregate proceeds, and (ii) transfers to certain identified affiliates of Cambridge Holdings (such affiliates, “Permitted Affiliates”).

Until the date that Cambridge Holdings and the Permitted Affiliates hold shares of NewCRG Common Stock and Conversion Common Stock constituting less than 14.5% of the total number of outstanding shares of NewCRG Common Stock (the “Director Step-Down Date”), Cambridge Holdings has the right to nominate two individuals as director nominees of NewCRG, which shall initially be Matthew Perelman and Alex Sloane, and the board of directors of NewCRG (the “NewCRG Board”) will take all necessary action to support the election and appointment of such director nominees as directors of the NewCRG Board (each such director, a “Cambridge Director”). From the Director Step-Down Date to the date that Cambridge Holdings and the Permitted Affiliates hold shares of NewCRG Common Stock and Conversion Common Stock constituting less than 10% of the total number of outstanding shares of NewCRG Common Stock (the “Director Cessation Date”), Cambridge Holdings has the right to nominate one individual as a director nominee of NewCRG and NewCRG and the NewCRG Board will take all necessary action to support the election and appointment of such director nominee as a director of the NewCRG Board. Until the Director Cessation Date, NewCRG and the NewCRG Board will act to ensure that the number of Cambridge Directors serving on each committee of the NewCRG Board is, to the extent possible proportional to the number of Cambridge Directors serving on the NewCRG Board and that at least one Cambridge Director serves on each of the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee of the NewCRG Board at all times, provided that such Cambridge Directors meet the requirements to serve on such committee under the rules and regulations of NASDAQ, the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Until the Director Cessation Date, at each annual or special meeting of the NewCRG stockholders at which any person is subject to election or re-election as a member of the NewCRG Board, Cambridge Holdings has agreed to cause to be present for quorum purposes all shares of NewCRG Investor Common Stock and Conversion Common Stock that Cambridge Holdings and its Permitted Affiliates have the right to vote as of the record date for such meeting of the NewCRG stockholders, and vote or cause to be voted all such shares of NewCRG Investor Common Stock and Conversion Common Stock in favor of the election of all of the director nominees recommended for election by the NewCRG Board, and against the removal of any such director (unless proposed by NewCRG).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights and Stockholders’ Agreement, which is attached hereto as Exhibit 4.2 and is incorporated by reference herein.

Voting Agreements

On February 19, 2019, CFP entered into a Voting Agreement with each of Daniel T. Accordino, the Chief Executive Officer, President and a director of Carrols (the “Accordino Voting Agreement”), Paul R. Flanders, the Vice President, Chief Financial Officer and Treasurer of Carrols (the “Flanders Voting Agreement”), Richard G. Cross, the Vice President, Real Estate of Carrols (the “Cross Voting Agreement”) and William E. Myers, the Vice President, General Counsel and Secretary of Carrols (the “Myers Voting Agreement” and together with the Accordino Voting Agreement, Flanders Voting Agreement and the Cross Voting Agreement, the “Voting Agreements”), pursuant to which the Messrs. Accordino, Flanders, Cross and Myers will agree to vote their respective shares of NewCRG Common Stock that they will hold after giving effect to the Holding Company Reorganization, in favor of a proposal at the next annual meeting of NewCRG stockholders to be held following the closing of the transaction and any subsequent meeting of NewCRG stockholders, if necessary, to remove the Issuance Restriction. The Voting Agreements will terminate upon the earliest to occur of (a) the date on which the removal of the Issuance Restriction is approved by the NewCRG stockholders, (b) the date on which the Merger Agreement is terminated in accordance with its terms and (c) the date of any amendment to the Merger Agreement or any change to or modification of the Certificate of Designations, in each case which change is materially adverse to Carrols, Mr. Accordino, Mr. Flanders, Mr. Cross or Mr. Accordino, as applicable.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, which are attached hereto as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The disclosure in paragraphs 2 and 3 under the heading “Holding Company Reorganization” of Item 1.01 is incorporated into this Item 5.02 by reference.

Pursuant to the Registration Rights and Stockholders’ Agreement to be entered into upon the closing of the transactions contemplated by the Merger Agreement, NewCRG agreed to nominate Matthew Perelman and Alex Sloane to the NewCRG Board and to take all necessary action to support the election and appointment of such director nominees as directors of the NewCRG Board, subject to and effective upon such closing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of February 19, 2019 among Carrols Restaurant Group, Inc., Carrols Holdco Inc., GRC MergerSub Inc., GRC MergerSub LLC, Cambridge Franchise Partners, LLC, Cambridge Franchise Holdings, LLC and New CFH, LLC

4.1	Form of Certificate of Designations of Series C Convertible Preferred Stock of Carrols Restaurant Group, Inc.

4.2	Form of Registration Rights Agreement between Carrols Holdco Inc. and Cambridge Franchise Holdings, LLC

10.1	Form of Area Development and Remodeling Agreement between Carrols LLC, Carrols Restaurant Group, Inc. and Burger King Corporation

10.2	Commitment Letter among Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Carrols Restaurant Group, Inc., dated February 19, 2019

10.3	Voting Agreement, dated as of February 19, 2019, between Cambridge Franchise Holdings, LLC and Daniel T. Accordino

10.4	Voting Agreement, dated as of February 19, 2019, between Cambridge Franchise Holdings, LLC and Paul R. Flanders

10.5	Voting Agreement, dated as of February 19, 2019, between Cambridge Franchise Holdings, LLC and Richard G. Cross

10.6	Voting Agreement, dated as of February 19, 2019, between Cambridge Franchise Holdings, LLC and Williams E. Myers

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	February 25, 2019

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Vice President, General Counsel and Secretary